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                                                         FORM OF INITIAL WARRANT


THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, PURSUANT TO RULE 144 UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

No. IWC-__                                           Void after August 17, 2007.

              INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
                       WARRANT  TO  PURCHASE COMMON STOCK

         This Warrant is issued to __________________ (the "Holder") by International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), pursuant to the Loan Agreement dated as of August 18, 1997 among the Company and the persons named on Exhibit A thereto (the "Loan Agreement"), and certain matters relating to this Warrant are governed by the Exchange Agreement referred to in the Loan Agreement (the "Exchange Agreement"). This Warrant is one of the "Initial Warrants" referred to in the Exchange Agreement. Each capitalized term which is used and not otherwise defined in this Warrant has the meaning which the Exchange Agreement assigns to that term.

         1. PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase a number of shares of the Company's [Class 1/Class 2] Common Stock, par value $0.01 per share (the "Equity Securities"), at a per share purchase price of No Dollars and One Cent ($0.01) per share, which is equal to (a) ____%* of the Total Number of Issuable Warrant Shares at such time, REDUCED BY (b) the number of Warrant Shares as to which this Warrant has theretofore been exercised or canceled (as adjusted pursuant to Section 7, the "PREVIOUSLY ISSUED WARRANT SHARES"). The shares of Equity Securities issuable at any time as described in clauses
(a) and (b) above are referred to as the "WARRANT SHARES". The purchase price of the Warrant Shares as provided in this Section 1 (the "Exercise Price") shall be subject to adjustment pursuant to Section 7 hereof.


---------------------
* For any Committed Lender, the Percentage set forth for such Committed Lender on Exhibit A to the Exchange Agreement.

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         2.   EXERCISE PERIOD.  This Warrant is exercisable only until and including the close of business on August 17, 2007.

         3. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, from time to time, the purchase rights evidenced hereby. Such exercise shall be effected by:

              (a) the surrender of this Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

              (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

         4.   NET ISSUE EXERCISE.

              (a) In lieu of exercising this Warrant as to any number of Warrant Shares, Holder may elect to receive shares equal to the value of this Warrant with respect to such Warrant Shares (whereupon the purchase rights under this Warrant as to such Warrant Shares will be cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of Equity Securities computed using the following formula:

                                     X = (Y)(A-B)
                                         -------
                                            A

    Where     X -  The number of shares of Equity Securities to be issued to
                   Holder.

              Y - The number of shares of Warrant Shares as to which such cancellation is to be effected.

              A - The fair market value of one share of the Equity Securities to be issued upon such cancellation.

              B - Exercise Price (as adjusted to the date of such calculations).

              (b) For purposes of this Section, the Board of Directors of the Company shall determine the fair market value in its good faith.

         5. RETURN OF WARRANT AND CERTIFICATES FOR WARRANT SHARES. Upon the exercise or cancellation of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares to be issued shall be issued as soon as practicable thereafter, and in any event within thirty
(30) days of the delivery of the subscription notice. Together with such share certificate(s), the Company will return to the Holder (or to such other Person as the Holder may designate, so long as the Holder has complied with the applicable provisions of Section 10 as to the transfer of this Warrant to such other Person) this Warrant, after recording on the attached Exercise/Cancellation Schedule the date of such exercise or cancellation and the number of Warrant Shares as to which this Warrant is being exercised or canceled.


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         6.   RESERVATION OF WARRANT SHARES.  The Company covenants that it will at all times keep available such number of authorized shares of its Equity Securities issuable upon exercise of this Warrant, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise or cancellation of the purchase rights under this Warrant for the full number of Warrant Shares specified herein. The Company further covenants that such Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF PREVIOUSLY ISSUED WARRANT SHARES. The number of Previously-Issued Warrant Shares, the kind of securities purchasable upon exercise or cancellation of rights under this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

              (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Equity Securities by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Equity Securities, the number of Previously Issued Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Inversely proportional adjustments shall also be made to the Exercise Price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

              (b) RECLASSIFICATION, REORGANIZATION, AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of capital stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided the aggregate purchase price shall remain the same.

              (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the Previously Issued Warrant Shares, in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and the adjusted number of Previously Issued Warrant Shares, the adjusted


                                          3
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Exercise Price and the type of securities or property thereafter purchasable upon exercise of or cancellation of rights under this Warrant.

         8. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or cancellation of rights under this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the fair market value (as determined in good faith by the Company's Board of Directors) of one Warrant Share of the type in question.

         9. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Notwithstanding the foregoing, the Company will give written notice to the Holders hereof at least 20 days prior to the date on which the Company closes its books or takes a record (i) with respect to any Distribution upon the Equity Securities, (ii) with respect to any pro rata subscription offer to holders of the Equity Securities or (iii) for determining rights to vote with respect to any Liquidity Event, Organic Change, dissolution or liquidation. The Company will also give written notice to the Holders hereof at least 20 days prior to the date on which any Liquidity Event or Organic Change takes place.

         10. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

         A Holder may transfer in whole or in part the purchase rights evidenced hereby to any third party to whom such rights may be transferred without registration or qualification under federal or state securities laws, provided: (a) the transferee or assignee receives a Warrant to purchase five percent (5%) of the Warrant Shares; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee; (c) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant; and (d) the transferor shall have delivered to the Company, if reasonably requested by counsel to the Company, an opinion of counsel substantially to the effect that the transfer or assignment can be effected without registration or qualification under applicable federal or state securities laws (or, at the Holders' option, a certification by the Holder to that effect in which the Holder agrees to indemnify and hold harmless the Company in respect of any violation of such securities laws in connection with such transfer). Upon surrender of this Warrant to the Secretary of the Company at its principal offices after any such transfer, the Company will issue one or more new Warrants of like tenor (in the name(s) of the Holder and/or the transferee(s), as appropriate) representing in the aggregate the purchase rights represented by this Warrant.

         11. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders Initial Warrants representing a majority of the securities as to which all outstanding


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Initial Warrants are then exercisable. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Warrant Shares thereafter purchased under this Warrant, each future holder of all such Warrant Shares, and the Company.

         12. EFFECT OF AMENDMENT OR WAIVER. The Holder acknowledges that by the operation of paragraph 11 hereof, the holders of Initial Warrants representing a majority of the securities as to which all outstanding Initial Warrants are then exercisable will have the right and power to diminish or eliminate all rights of such Holder under this Warrant or under the Exchange Agreement.





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         13.  GOVERNING LAW.  This Warrant shall be governed by the laws of the
State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.


                                       INTERNATIONAL WIRELESS
                                       COMMUNICATIONS HOLDINGS, INC.



                                       By:
                                            ----------------------------------
                                            Douglas S. Sinclair
                                            Executive Vice President








                                          6
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                                     SUBSCRIPTION


International Wireless Communications Holdings, Inc.
Attention:  Corporate Secretary

                1. The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase _______________ shares of _________________ stock of International Wireless Communications Holdings, Inc. and held by the undersigned, ____________ shares of ________ stock of International Wireless Communications Holdings, Inc. Payment of the exercise price per share required under such Warrant accompanies this Subscription.

                1. The undersigned hereby elects to receive shares equal to the value of this Warrant as to _________ Warrant Shares in the manner specified in Section 4 of the Warrant.

                [Strike paragraph above that does not apply.]

                                                   Date:
                                                        -----------------------

                                              Signature:
                                                        -----------------------

                                                Address:
                                                        -----------------------

                                                        -----------------------

Name in which shares should be registered:

-----------------------------------


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                            EXERCISE/CANCELLATION SCHEDULE

Date                                       Number of Warrant Shares as to which
                                           Warrant Exercised or Canceled